Report of Independent Registered Public Accounting Firm


To the Members and Board of Directors of Antenor Fund, LLC

In planning and performing our audit of the financial statements of Antenor Fund, LLC, (the "Fund") for the year ended December 31, 2005, we considered the Fund's internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the Fund's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. These controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of its inherent limitations in internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that it may become inadequate because of changes in conditions, or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
February 9, 2006